CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of German American Bancorp Employees' Profit Sharing Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark A. Schroeder, President and Chief Executive Officer of German American Bancorp, Plan Administrator for the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that I am the person who performs with respect to the Plan the functions equivalent to those of chief executive officer and of chief financial officer, and that, to the best of my knowledge:

1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/  Mark A. Schroeder

Mark A. Schroeder,
President and Chief Executive Officer, German American Bancorp,
As Plan Administrator
June 27, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Plan for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to German American Bancorp and will be retained by German American Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.